INDEPENDENT AUDITORS' CONSENT




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1997 included in Franchise Finance Corporation of America's Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this Registration Statement.



                                                         /s/ ARTHUR ANDERSEN LLP


Phoenix, Arizona
June 24, 1997